UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 18, 2025, Marriott International, Inc. (“we”) entered into a Terms Agreement with Wells Fargo Securities, LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and the other Underwriters listed on Schedule I thereto (the “Terms Agreement,” which incorporates by reference the Underwriting Agreement General Terms and Provisions, dated March 3, 2021 (which we previously filed on March 5, 2021 as Exhibit 1.1 to our Current Report on Form 8-K)) to issue $400,000,000 aggregate principal amount of our 4.200% Series TT Notes due 2027 (the “Series TT Notes”), $500,000,000 aggregate principal amount of our 4.500% Series UU Notes due 2031 (the “Series UU Notes”) and $600,000,000 aggregate principal amount of our 5.250% Series VV Notes due 2035 (the “Series VV Notes” and, together with the Series TT Notes and the Series UU Notes, the “Notes”). We issued the Notes on August 20, 2025. Net proceeds of the offering are approximately $1.477 billion, after deducting the underwriting discount and estimated expenses of the offering. We intend to use the net proceeds from the offering of the Notes for general corporate purposes, which may include working capital, capital expenditures, acquisitions, stock repurchases or repayment of outstanding indebtedness.

We will pay interest on the Series TT Notes on January 15 and July 15 of each year, commencing on January 15, 2026, we will pay interest on the Series UU Notes on April 15 and October 15 of each year, commencing on April 15, 2026 and we will pay interest on the Series VV Notes on April 15 and October 15 of each year, commencing on April 15, 2026. The Series TT Notes will mature on July 15, 2027, the Series UU Notes will mature on October 15, 2031, and the Series VV Notes will mature on October 15, 2035. We may redeem the Notes, in whole or in part, at our option, under the terms provided in the applicable Form of Note.

We issued the Notes under an indenture dated as of November 16, 1998 with The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the “Indenture”) (which we previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

In connection with the public offering of the Notes, we filed a Prospectus dated February 13, 2024 and a Prospectus Supplement dated August 18, 2025 with the Securities and Exchange Commission, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-277039) (the “Registration Statement”). We are filing the Terms Agreement, the Indenture Officers’ Certificate pursuant to Section 301 of the Indenture, the Forms of Notes, and a legal opinion of our counsel, Gibson, Dunn & Crutcher LLP, on the Notes as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

1.1	Terms Agreement, dated August 18, 2025, among Marriott International, Inc. and the Underwriters named therein.

4.1	Form of Note for the 4.200% Series TT Notes due 2027.

4.2	Form of Note for the 4.500% Series UU Notes due 2031.

4.3	Form of Note for the 5.250% Series VV Notes due 2035.

4.4	Indenture Officers’ Certificate (with respect to the 4.200% Series TT Notes due 2027, the 4.500% Series UU Notes due 2031 and the 5.250% Series VV Notes due 2035) pursuant to Section 301 of the Indenture, dated August 20, 2025.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated August 20, 2025.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2025	MARRIOTT INTERNATIONAL, INC.

	By:	/s/ Felitia O. Lee
Felitia O. Lee
Controller and Chief Accounting Officer